Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the use of our reports dated March 16, 2006, and to all references to our Firm, included in or made a part of this Registration Statement on Form SB-2 (File No. 333-120973).
/s/ VITALE, CATURANO & COMPANY, LTD.
Boston, Massachusetts
March 28, 2006